Exhibit 10.41D

THE CIT GROUP/ BUSINESS CREDIT, INC.
300 South Grand Avenue, Third Floor
Los Angeles, California 90071

Dated as of
March 25, 2003

SIMULA, INC. AND SUBSIDIARIES
2700 North Central Avenue, Suite 1000
Phoenix, Arizona 85004

     Re: Amendment Number Nine to Financing Agreement

Ladies and Gentlemen:

Reference is made to the Financing Agreement between The CIT Group/Business Credit, Inc. as lender thereunder (“CITBC”), and Simula, Inc. and its subsidiaries, as borrowers thereunder (collectively, the “Companies”), dated as of December 31, 1999, as the same may be amended from time to time (the “Financing Agreement”). Initially capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Financing Agreement.

The Companies have requested, and CITBC has agreed, subject to the satisfaction of each of the terms and conditions hereof, to modify and amend certain provisions of the Financing Agreement.
Therefore, pursuant to mutual agreement, it is hereby agreed as follows:

I.	Amendment of Definitions. The definitions of “ASD Capital Expenditures” and “ASD Capitalized Lease Obligations” are hereby deleted and replaced with the following:

“ASD Capital Expenditures” means Capital Expenditures made by the Companies in connection with the operation of Simula Automotive Safety Devices, Inc. and/or Simula Automotive Safety Devices, Ltd.; provided, however, that in calculating such amounts, the Companies shall be permitted to deduct therefrom the net amount of tooling reimbursements and grants related to any such Capital Expenditures and in each case either (i) received by a Company in cash within thirty (30) days of the incurrence of such Capital Expenditures or (ii) approved in writing by CITBC.

“ASD Capitalized Lease Obligations” means capitalized lease obligations incurred by the Companies in connection with the operation of Simula Automotive Safety Devices, Inc. and/or Simula Automotive Safety Devices, Ltd.; provided, however, that in calculating such amounts, the Companies shall be permitted to deduct therefrom the net amount of tooling reimbursements and grants related to any such capitalized lease obligations and in each case either (i) received by a Company in cash within thirty (30) days of the incurrence of such capitalized lease obligations or (ii) approved in writing by CITBC.

II.	Amendment to Subsection (b) of Section 7, Paragraph 11. Subsection (b) of Section 7, Paragraph 11 is hereby deleted in its entirety and replaced with the following:

“(b) make any ASD Capital Expenditure or enter into any ASD Capitalized Lease Obligation, if the sum of (i) the aggregate amount of all ASD Capital Expenditures (including the ASD Capital Expenditure in question) made by the Companies and their Subsidiaries during such fiscal quarter period of the Companies ending as of the dates set forth below, plus (ii) the aggregate amount of all ASD Capitalized Lease Obligations (including the ASD Capitalized Lease Obligation in question) made or required to be made by the Companies and their Subsidiaries during such fiscal quarter period of the Companies ending as of the dates set forth below, would exceed the amount set forth below opposite each such date:

Fiscal Quarter ended 12/31/02 - $650,000 Fiscal Quarter ended 3/31/03 - $400,000 Fiscal Quarter ended 6/30/03 - $250,000 Fiscal Quarter ended 9/30/03 and thereafter - $200,000;”

III.	Consent to Sales. The Companies have requested that CITBC consent to the Companies’ proposed sales of (i) that certain equipment described on Exhibit “A” attached hereto, (ii) that certain real and personal property consisting of SEI’s former office located at 537 Sweeten Creek Industrial Park, Asheville, North Carolina, and (iii) that certain real estate located at 10008 South 50th Place, Phoenix, Arizona (collectively, the “Sales”). CITBC has agreed to consent to the Sales as currently contemplated by the Companies and as set forth in drafts of the purchase and sale documents submitted to CITBC to date. Except as expressly provided herein, the foregoing consent shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Financing Agreement or any document entered into in connection therewith, or (b) a waiver, release or limitation upon the exercise by CITBC of any of its rights, legal or equitable, hereunder or under the Financing Agreement or any Loan Document. Except as set forth above, CITBC reserves any and all rights and remedies which it has had, has or may have under the Financing Agreement and each Loan Document.

IV.	Confirmation of Guaranty. The Companies, as Guarantors, hereby confirm that the Guaranty, dated December 30, 1999, executed by the Guarantors in favor of CITBC guarantying the repayment of the Obligations remains in full force and effect notwithstanding this Amendment and the waiver contained herein.

V.	General Terms.

1.	To the extent any of the terms and provision of the Financing Agreement and/or the Loan Documents conflict or are inconsistent with the terms hereof, the terms of this Amendment shall govern.

2.	The effectiveness of the waiver, modification, and consent set forth in this Amendment is expressly conditioned upon:

a)	receipt by CITBC of an executed counterpart of this Amendment executed by the Companies;

b)	receipt by CITBC of an amendment fee of $10,000;

c)	receipt by CITBC of the execution drafts of the purchase and sale documents for each sale prior to the consummation of a Sale;

d)	receipt by CITBC of fully executed copies of the purchase and sale documents for each Sale;

e)	100% of the net cash proceeds of each Sale shall be paid to CITBC for application against the outstanding Revolving Loans;

f)	receipt by CITBC of payment in full of all costs, fees and expenses of CITBC incurred in connection with this Amendment; and

g)	the receipt by CITBC of evidence satisfactory to CITBC, in its sole discretion, that Allied Capital Corporation (i) has consented to the waiver, modification and consent set forth herein, as prescribed by the terms of the Intercreditor Agreement, on terms satisfactory to CITBC, in its sole discretion, and (ii) has amended the Allied Loan Documents and consented to the Sales on terms consistent with those set forth herein (the “Allied Amendment”).

3.	This Amendment may be executed in two (2) or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one (1) agreement, and shall become effective when copies hereof which, when taken together, bear the original signatures of each of the parties hereto are delivered to CITBC.

VI.	Consent Under Intercreditor Agreement. CITBC hereby consents to the execution and delivery of the Allied Amendment by and between Allied and the Companies, to the extent such consent is required pursuant to the terms of the Intercreditor Agreement.

Except as set forth herein no other amendment, waiver, consent or change in the terms or provisions of the Financing Agreement or any other Loan Document is intended or implied. By execution hereof, the Companies represent and warrant to CITBC that, except as disclosed to CITBC, no material adverse change has occurred in the financial condition, business, prospects, profits, operations or assets of the Companies.

If the foregoing is in accordance with your understanding, please so indicate by signing and returning the enclosed copy of this Amendment.

Very truly yours,

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ James Karnowski

Title:	Vice President

AGREED AND ACCEPTED BY:

SIMULA, INC.,
An Arizona corporation

By:	/s/ John A. Jenson

Title:	CFO

SAI CAPITAL CORP.,
An Arizona corporation

By:	/s/ Mari Valenzuela

Title:	Secretary

AI CAPITAL CORP.,
An Arizona corporation

By:	/s/ Mari Valenzuela

Title:	Secretary

SIMULA TRANSPORTATION EQUIPMENT CORPORATION,
An Arizona corporation

By:	/s/ Mari Valenzuela

Title:	Secretary

INTERNATIONAL CENTER FOR
SAFETY EDUCATION, INC.,
An Arizona corporation

By:	/s/ Mari Valenzuela

Title:	Secretary

SIMULA AUTOMOTIVE SAFETY
DEVICES, INC.,
An Arizona corporation

By:	/s/ Mari Valenzuela

Title:	Secretary

SIMULA COMPOSITES CORPORATION,
a Delaware corporation

By:	/s/ Mari Valenzuela

Title:	Secretary

SIMULA POLYMER SYSTEMS, INC.,
an Arizona corporation

By:	/s/ Mari Valenzuela

Title:	Secretary

SIMULA AEROSPACE & DEFENSE GROUP, INC.,
an Arizona corporation, f/k/a Simula Safety Systems, INC.

By:	/s/ Mari Valenzuela

Title:	Assistant Secretary

SIMULA TECHNOLOGIES, INC
an Arizona corporation

By:	/s/ Mari Valenzuela

Title:	Secretary

SIMULA AUTOMOTIVE SAFETY
DEVICES, LIMITED,
a United Kingdom limited company

By:	/s/ Mari Valenzuela

Title:	Secretary

CCEC CAPITAL CORP.,
an Arizona corporation

By:	/s/ Mari Valenzuela

Title:	Secretary